EXHIBIT 10.13

                            ASSET PURCHASE AGREEMENT

              ----------------------------------------------------


                                  BY AND AMONG

                               PARKERVISION, INC.

                                       AND

                            SIGNAL TECHNOLOGIES INC.

                                       AND

                        GREGORY RAWLINS AND SUSAN RAWLINS

                            DATED AS OF MARCH 2, 2000

              ----------------------------------------------------

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                            ASSET PURCHASE AGREEMENT
                            ------------------------

          ASSET PURCHASE AGREEMENT, dated as of March 2, 2000, by and among GREGORY RAWLINS and SUSAN RAWLINS (together "Rawlins"), SIGNAL TECHNOLOGIES, INC., a Florida corporation ("Seller"), and PARKERVISION, INC., a Florida corporation ("Purchaser").

                              W I T N E S S E T H:
                              --------------------

          WHEREAS, Seller is engaged in the business of providing electronic and wireless engineering consulting services to various entities on a work for hire basis; and

          WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller all the assets of the Seller used in its business, upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the Rawlins are the owners of all of the shares of capital stock of Seller and Gregory Rawlins has been the chief executive officer of Seller; and

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, Rawlins, Seller and Purchaser hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

          "ACTION"  means  any  claim,  action,  suit,   arbitration,   inquiry,
proceeding or investigation by or before any Governmental Authority.

          "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

          "AFFILIATED PARTY TRANSACTION" means any agreement, arrangement or transaction with any of its managers, members or with any relative of such Person or any Affiliate of them.

          "AGREEMENT" or "THIS AGREEMENT" means this Asset Purchase Agreement, dated as of March 2, 2000, among Rawlins, Seller and Purchaser (including all of the Exhibits and Schedules hereto), and all amendments hereto made in accordance with the provisions of Section 9.1(e).

          "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

          "CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

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          "CONTROL"  (including  the terms  "controlling",  "controlled  by" and
"under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          "DOLLARS" and "$" means the lawful currency of the United States of America.

          "ENCUMBRANCE(S)" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement with a creditor or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "GOVERNMENTAL AUTHORITY" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal (mediation, alternative dispute resolution or otherwise) or judicial or arbitral body.

          "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          "INDEBTEDNESS" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money or for the deferred purchase price of property or services, except trade accounts payable and accrued liabilities that arise in the ordinary course of business, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (e) all obligations, contingent or otherwise, of such Person under letters of credit, guaranties or similar facilities or agreements, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, and (g) all indebtedness referred to in clauses (a) through (e) above secured by any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "INTELLECTUAL PROPERTY" means (a) inventions, whether or not patentable, (b) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (c) trademarks, service marks, trade dress, logos, trade names, brand names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, and the goodwill of Seller relating thereto; (d) copyrights (registered or otherwise) and registrations and applications for

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registration  thereof,  (e) computer software,  including,  without  limitation, source codes,  operating systems and  specifications,  data,  databases,  files, documentation  and  other  materials  related  thereto,  (f) trade  secrets  and
confidential,   technical   and  business   information,   (g)  whether  or  not
confidential, technology (including know-how), manufacturing and production processes and techniques, procedures and processes owned by Seller, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (h) trade secrets of Seller, (i) ASIC design cells, (j) copies and tangible embodiments of all the foregoing, (k) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights and to register domain names, (l) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing, in each case used primarily in, or relating to, the operation of the business of Seller, and (m) domain names and URL's of or relating to the Company, but not the names "Signal Technologies, Inc.," "STI" and variations of these names.

          "IRS" means the Internal Revenue Service of the United States or any successor agency.

          "LAW" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

          "LIABILITIES" means any and all debts (including all Indebtedness), liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

          "MATERIAL ADVERSE EFFECT" means any circumstance, change in, or effect on the Acquired Assets or Seller that, individually or together with any other circumstances: (a) is, or is reasonably likely to be, materially adverse to the business, results of operations, business or financial prospects, condition (financial or otherwise), employee relationships or customer or supplier relationships of Seller or its operations, the Acquired Assets or Liabilities.

          "PERMITTED ENCUMBRANCES" means imperfections or exceptions to title, if any, as do not, and could not reasonably be expected to, individually or in the aggregate, materially diminish the value of any material Acquired Asset, materially interfere with the alienability, financeability, ownership, use, occupancy or operation of any such property, or materially impair or interfere with the operations of the business of Seller.

          "PERSON" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "RECEIVABLES" means any and all accounts receivable, notes and other accounts receivable by Seller or Affiliates from third parties, billed or unbilled arising exclusively from the conduct of the business of Seller before the Closing Date.

          "SEC" means the Securities and Exchange Commission.

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          "SEC REPORTS" means those reports filed by the Purchaser in compliance with the Exchange Act, including, but not limited to, Forms 10-K, 10-Q and 8-K and proxy statement.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SELLER'S TRANSACTION COSTS" shall mean costs and expenses paid or accrued to third parties by Seller in connection with the transactions contemplated by this Agreement.

          "TAX" or "TAXES" means federal, state, local or foreign (A) any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, disability, workers' compensation, unemployment compensation, natural resources, occupation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, alternative minimum or gains taxes or other tax of any kind whatsoever; license, registration and documentation fees, and customs duties, tariffs, and similar charges and (B) liability of Seller for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person.

          "TAX RETURNS" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          "TRANSACTION COSTS" means the costs of Seller's attorneys, accountants and other agents employed by Seller in connection with this Agreement and the Transaction Documents.

          "TRANSACTION DOCUMENTS" means this Agreement and the other agreements, certificates, documents and instruments executed and delivered by a party in connection with the transactions contemplated hereby.

                                   ARTICLE II
                                PURCHASE AND SALE
                                -----------------

     SECTION 2.1 PURCHASE AND SALE OF ACQUIRED ASSETS; EXCLUDED ASSETS.

          (a) PURCHASE AND SALE OF ACQUIRED ASSETS. Except as otherwise provided in Section 2.1(b), pursuant to the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Purchaser and Purchaser shall purchase and accept from Seller, all of Seller's right, title and interest in, to the following assets as they exist at the Closing Date (collectively the "Acquired Assets") used in or being part of the business of the Seller:

               (i) all items of Seller's tangible personal property set forth on
SCHEDULE 2.1(A)(I) (collectively "Tangible Personal Property");

               (ii) Intellectual Property of Seller set forth on SCHEDULE 2.1(A)(II);

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               (iii) accounts receivable of Seller from Purchaser ("ParkerVision
Accounts Receivable");

               (iv) all  prepaid  expenses  and  deposits of Seller set forth on
SCHEDULE 2.1(A)(IV) (collectively "Prepaid Expenses");

               (v) all contracts relating to the Tangible Personal Property, Intellectual Property, ParkerVision Accounts and Prepaid Expenses ("Assigned Contracts") set forth on SCHEDULE 2.1(A)(V);

               (vi) all general, financial and other records, computer software programs and data bases (including source codes), correspondence and other files, operating data, and documents of Seller relating to or used with the Tangible Personal Property, Intellectual Property, ParkerVision Accounts Receivable, and Prepaid Expenses;

               (vii) all claims, warranty rights, causes of action, chooses in action, rights of recovery and rights of set-off of Seller of any kind pertaining to or arising out of the Tangible Personal Property, Intellectual Property, ParkerVision Accounts Receivable and Prepaid Expenses; and;

               (viii) all rights to goods and services and all other economic benefits arising out of prepayments, payments in advance and deposits by Seller to the extent related to the Tangible Personal Property, Intellectual Property, ParkerVision Accounts Receivable and Prepaid Expenses but excluding prepaid taxes;

          (b) EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in Section 2.1(a), it is expressly understood and agreed that all of Seller's right, title and interest as of the Closing Date in and to the following properties and assets (the "Excluded Assets") are specifically excepted from the Acquired Assets to be transferred to Purchaser pursuant to
Section 2.1(a):

               (i) Seller's right, title and interest in the contracts and accounts receivable identified on SCHEDULE 2.1(B)(I) (the "Excluded Contracts");

               (ii)  all  cash  and  cash   equivalents   or  similar  types  of
investments,   such  as  certificates  of  deposit,  Treasury  bills  and  other marketable securities;

               (iii) all owned or leased real property of Seller, including all buildings, structures and other improvements situated thereon;

               (iv) all insurance policies of Seller and all rights of Seller of every nature and description under or arising out of such insurance policies;

               (v) real estate prepaid rent amounts and real estate lease deposits not specifically included on Schedule 2.1(a)(iv); and

               (vi) the other assets listed on SCHEDULE 2.1(B)(VI).

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SECTION 2.2 ASSUMED LIABILITIES; EXCLUDED LIABILITIES.

          (a) LIABILITIES ASSUMED BY PURCHASER. Purchaser shall undertake, assume, perform and otherwise pay, satisfy and discharge, only the following Liabilities and obligations of Seller (collectively, the "Assumed Liabilities"):

               (i) all debts, obligations and liabilities of Seller which arise on account of Purchaser's ownership or use of the Acquired Assets after the Closing Date.

          (b) EXCLUDED LIABILITIES. Except for the Assumed Liabilities, Purchaser shall not assume or otherwise become liable for any Liabilities or obligations of Seller, whether or not arising out of the operation of the business of Seller (collectively, the "Excluded Liabilities"), all of which shall be retained by Seller. The Excluded Liabilities shall include, without limitation:

               (i) any Indebtedness of Seller;

               (ii) any Liability of Seller for any Taxes, including any sales or other Taxes arising in connection with the consummation of the transactions contemplated hereby;

               (iii) any Liability of Seller for Seller's Transaction Costs;

               (iv) any Liability of Seller resulting from, arising out of, relating to, in the nature of, or caused by, any breach of warranty, product liability, breach of contract, or tort arising or resulting from any actions taken by Seller at any time, including without limitation (A) Liabilities or obligations arising with respect to work performed by Seller prior to the Closing Date, (B) Liabilities arising in connection with Seller's employment or termination of employment of any employee or consultant prior to the Closing Date (including, without limitation, severance payments, bonuses, deferred compensation or commissions due to employees and consultants) and (C) any Liabilities or obligations arising under the Excluded Assets or in connection with the termination thereof or any dispute thereunder;

               (v) any Liability of Seller resulting from, arising out of, relating to, in the nature of, or caused by any infringement or violation of Law;

               (vi) any obligations of Seller pursuant to any Affiliated Party Transaction; and

               (vii) any obligation of Seller to indemnify any Person by reason of the fact such Person was a director, officer, employee or agent of Seller or was serving at the request of Seller as a director, officer, employee or agent of another Person (whether such indemnification is pursuant to any statute, charter, bylaw, agreement or otherwise).

     SECTION 2.3 PURCHASE PRICE.

          (a) PURCHASE PRICE. In consideration for the Acquired Assets, and subject to the terms and conditions of this Agreement, Purchaser shall on the Closing Date (i) assume the Assumed Liabilities as provided in Section 2.1(a), and (ii) issue to the Seller 79,868 shares of the Series D Preferred Stock of the Purchaser, (together the "Purchase Price") with the terms as set forth in the Certificate of Designations attached hereto as EXHIBIT A, which will be convertible into shares of Common Stock of the Purchaser on or after the one-year anniversary

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of the Closing Date having a fair market value as determined in the terms of the
Series D  Preferred  Stock  equivalent  to  $1,996,700  ("Preferred  Stock  Cash
Value").

          (b) ALLOCATION OF PURCHASE PRICE. Purchaser and Seller agree that the Purchase Price payable by Purchaser for the Acquired Assets and the non-competition agreement set forth in Section 5.7 of this Agreement shall be allocated as required by Section 1060 of the Code and the Treasury regulations promulgated thereunder. Such allocation shall be $496,700.00 for goodwill and intellectual property, $1,200,000.00 for assets, and $300,000.00 for non-competition. All Tax Returns and reports filed by Purchaser and Seller with respect to the transactions contemplated by this Agreement shall be consistent with the allocation determined in accordance herewith.

          (c)  ADJUSTMENTS.

               (i) If upon the sale of the underlying shares of Common Stock of the Series D Preferred Stock within ten (10) business days of the date of conversion of the Series D Preferred Stock, Seller does not realize at least the Stated Value (as defined in the Certificate of Designations) of the entire class of Series D Preferred Stock, Purchaser will pay in cash or by check to Seller the difference between the aggregate Stated Value of the entire class of Series D Preferred Stock less (a) the stated value of any Series D Preferred Stock relating to the Common Stock not sold by the Seller by the close of business on such tenth day and
               (b) the aggregate dollar amount realized by Seller from the sale of any Common Stock received on conversion of the Series D Preferred Stock sold prior to the close of business on such tenth day. If upon the sale of the underlying shares of Common Stock of the Series D Preferred Stock within ten (10) business days of the date of conversion of the Series D Preferred Stock, Seller receives aggregate net proceeds in excess of the Stated Value of the entire class of Series D Preferred Stock, Seller will pay to the Purchaser the difference between the Stated Value of the Series D Preferred Stock and the aggregate net proceeds within five business days after the receipt of the proceeds from the sale of any Common Stock received on conversion of the Series D Preferred Stock. The above ten day period may be extended by written agreement between the Seller and Purchaser.

               (ii) Nothwithstanding subparagraph 2.3(c)(i) above, if Seller is unable to sell the Class D Preferred Stock and the Purchaser does not pay the amount specified in subparagraph 2.3(c)(i) above, then the Seller will not be obligated to repay any sum due from Gregory Rawlins to the Purchaser under his Employment Agreement.

               (iii) The provision of 2.3(c)(iii) shall survive the closing.

     SECTION 2.4 CLOSING. Upon the terms and subject to all of the conditions of this Agreement, the sale and purchase of the Acquired Assets contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of the Company, at 10:00 a.m. on the date which is three (3) Business Days after the satisfaction of the conditions set forth in Section 6.2 hereof, or at such other place or at such other time or on such other date as

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Purchaser  and Seller may  mutually  agree upon in writing (the day on which the
Closing takes place being the "Closing Date").

     SECTION 2.5 CLOSING DELIVERIES BY SELLER. At or before the Closing, Seller shall deliver or cause to be delivered to Purchaser:

          (a) an original counterpart, duly executed by Seller, of a bill of sale ("Bill of Sale"), substantially in the form of EXHIBIT B, and sufficient to transfer to Purchaser valid and marketable title to all the Tangible Personal Property included in the Acquired Assets, free and clear of all Encumbrances;

          (b) an original counterpart, duly executed by Seller, of an agreement in the form attached as EXHIBIT C hereto ("Assignment and Assumption Agreement") by which Seller transfers to Purchaser all of Seller's rights and interests to the other property or interests included in the Acquired Assets and not transferred under the Bill of Sale, free and clear of all Encumbrances, and Purchaser assumes the Assumed Liabilities and an agreement in the form attached as EXHIBIT D hereto ("Intellectual Property Assignment") by which Seller transfers to Purchaser all of Sellers rights and interests to the Intellectual Property;

          (c) evidence of payment and discharge of the NationsBank Loan by Seller and release of the security interest of NationsBank, N.A. in the Acquired Assets;

          (d) in form acceptable for recording, assignments of Intellectual Property; and

          (e) all other Transaction Documents required to be executed and delivered by Seller hereunder.

     SECTION 2.6 CLOSING DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver or cause to be delivered to Seller:

          (a) 79,868 shares of the Series D Preferred Stock to be delivered at Closing to Seller;

          (b) an original counterpart, duly executed by Purchaser, of the Assignment and Assumption Agreement;

          (c) certified copy of the Certificate of Designations of the Series D Preferred Stock as filed and accepted by the Secretary of State of Florida and in effect; and

          (d) all other Transaction Documents required to be executed and delivered by Purchaser hereunder.

                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF SELLER AND RAWLINS
              ----------------------------------------------------

     As an inducement to Purchaser to enter into this Agreement, Seller and Rawlins hereby, jointly and severally, represent and warrant to Purchaser as follows:

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     SECTION 3.1  ORGANIZATION;  AUTHORITY,  ETC.  Seller (i) is a company  duly organized, validly existing and in good standing under the laws of the State of Florida, (ii) has all the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (iii) has all necessary corporate power and authority to enter into this Agreement and the Transaction Documents and to perform its obligations as contemplated hereunder and thereunder. All action necessary to be taken by Seller to authorize the execution, delivery and performance of this Agreement and all other Transaction Documents delivered and to be delivered by it in connection herewith has been duly and validly taken. This Agreement constitutes the valid and binding obligation of Seller and Rawlins, enforceable in
accordance  with  its  terms,   except  as  enforceability  may  be  limited  by
bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 3.2 NO CONFLICTS; NO VIOLATION. The execution, delivery and performance of this Agreement and the Transaction Documents by Seller and Rawlins and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate or result in any default under any provision of the Certificate of Incorporation of By-Laws of Seller, (ii) violate or result in any default under or give rise to any right of termination, revocation or modification of any indenture, license or other agreement to which either of them is a party or (iii) violate or result in any default under any law, regulation, order, writ, judgment or decree applicable to either of them or any of the Acquired Assets or by which the ability of either of them to consummate the transactions to be consummated by it hereunder would be adversely affected as a consequence of such violation or default (except in the case of clauses
(ii) and (iii), for such violations, defaults, terminations, revocations or modifications, as the case may be, which would not have a Material Adverse Effect). Except as described on SCHEDULE 3.2, the execution and delivery of this Agreement and the Transaction Documents by Seller and Rawlins do not and will not, and the performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby by them will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other third party (except for such consents, approvals, authorizations, actions, filings or notifications, the absence of which or the result of which, as the case may be, would not have a Material Adverse Effect). Seller is not in violation of any term of its Certificate of Incorporation or By-Laws or the provisions of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation or writ or decree of any court, governmental agency or instrumentality to which it or any of the Acquired Assets is subject, a violation of which would have a material adverse effect on its ability to perform its obligations under this Agreement or the Transaction Documents.

     SECTION 3.3 BOOKS AND RECORDS AND OPERATING DATA. To the best of Seller's and Rawlins' knowledge, the books of account and other financial records of Seller (i) reflect all material items of income and expense and all material assets and Liabilities of Seller, (ii) are in all material respects complete and correct and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices in all material respects.

     SECTION 3.4 LITIGATION. To Seller's or Rawlins' knowledge, there are no Actions by any Person pending before any Governmental Authority or, , threatened in writing to be brought by or before any Governmental Authority relating to the Acquired Assets or which could hinder, prevent or materially delay the consummation of the transactions contemplated by this Agreement. To Seller's or Rawlins' knowledge, Seller is not subject to any Governmental Order

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relating  to or  affecting  the  Acquired  Assets or  Seller,  nor,  is any such
Governmental Order threatened in writing to be imposed by any Governmental Authority.

     SECTION 3.5 COMPLIANCE WITH LAWS. Seller has conducted and continues to conduct the business of Seller in accordance with all applicable Laws and Governmental Orders, and Seller is not in violation of any such Law or Governmental Order, except where the failure to conduct its business in accordance with, or where the violation of, such Laws and Governmental Orders would not have a Material Adverse Effect.

     SECTION 3.6 MATERIAL CONTRACTS. The material contracts and agreements (including, without limitation, oral and informal arrangements) to which Seller is a party with respect to Seller or the Acquired Assets are otherwise subject (such contracts and agreements being "Material Contracts") are listed in
SCHEDULE 3.6 and true and complete copies of each of which have been heretofore provided to Purchaser. Each Material Contract: (i) is valid and binding on Seller and, to Seller's or Rawlins' knowledge, on the other respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. Seller is not, and to Seller's or Rawlins' knowledge no other party thereto is, in material breach of, or material default under, any Material Contract. Neither party to a Material Contract has given notice to the other of termination of such contract or asserted or threatened to assert any claims with respect to any such contract. No other party to a Material Contract has prepaid any amount for work which has not been performed.

     SECTION 3.7 INTELLECTUAL  PROPERTY.  The Intellectual Property described in
SCHEDULE 2.1(A)(II) constitutes all the Intellectual Property (both owned and licensed) being sold under this Agreement to Purchaser. Except as set forth on
SCHEDULE 3.7, to the best of Seller's and Rawlins' knowledge, Seller has clear record title to or a presumably valid or subsisting license to use all such Intellectual Property being sold under this Agreement, has not granted an exclusive license to use such Intellectual Property being sold under this Agreement to any third party, does not know of any third party that may be infringing on such Intellectual Property being sold under this Agreement, has not had asserted against it any claim for infringement of any trademark, service mark, or trade name of another Person, and is not infringing any trademark, service mark or trade name of another Person.

     SECTION 3.8 OWNERSHIP OF ACQUIRED ASSETS.

          (a) Seller owns, leases or has the legal right to use all the Acquired Assets (other than the Intellectual Property), and, with respect to contract rights related to the Acquired Assets, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements. Seller has good and marketable title to all the Acquired Assets, free and clear of all Encumbrances, except for Permitted Encumbrances, which are listed on SCHEDULE 3.8(A) hereto and the Intellectual Property.

          (b) Seller has caused the Acquired Assets to be maintained, including maintaining the value or benefits to Seller of any intangible property, in accordance with good business practice and, if applicable, in good operating condition and repair, ordinary wear and tear excepted.

          (c) Following the consummation of the transactions contemplated by this Agreement, Purchaser will own, pursuant to good and marketable title, or otherwise retain Seller's respective interest in the Acquired Assets without incurring any penalty or other adverse

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consequence,  including,  without  limitation,  any  increase in  royalties,  or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement except as maybe required as per existing license agreements of items on SCHEDULE 3.8(A)

     SECTION 3.9 TAXES. All Taxes payable by Seller and by any other person, firm or corporation which will or may be liabilities of Seller, for all periods ending on or before the Closing Date have been paid in full or have been fully and specifically reserved. Seller has timely filed all federal, state, local and foreign Tax Returns required to have been filed by it to the Closing Date. There are no Actions now threatened or pending against Seller in respect of Taxes, governmental charges or assessments.

     SECTION 3.10 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's fee or other fee or commission in connection with the purchase of the Acquired Assets contemplated by this Agreement.

     SECTION 3.11 NO OTHER ARRANGEMENTS. The Seller has no other legal obligation, absolute or contingent, to any other person or firm to sell or effect a sale of any or all of the Acquired Assets.

     SECTION 3.12 PRIVATE PLACEMENT.

          (a) Seller understands that the issuance of the Series D Preferred Stock is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and any applicable state securities or blue sky laws.

          (b) The Series D Preferred Stock to be acquired by Seller pursuant to this Agreement is being acquired for its own account and without a view to the resale or distribution of the Series D Preferred Stock or any interest therein other than in a transaction exempt from registration under the Securities Act.

          (c) Seller and its Control Persons have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Series D Preferred Stock and Seller and its Control Persons are capable of bearing the economic risks of such investment, including a complete loss of its investment in the Series D
Preferred Stock. Seller and its Control Persons understand that Purchaser's investment in the Securities involves a high degree of risk.

          (d) Seller has been furnished with and the Control Persons have carefully read a copy of the Form 10-K, each of the Form 10-Qs, the Form 8-K and proxy statement comprising of the SEC Reports filed since January 1, 1999 and this Agreement and has been given the opportunity to ask questions of, and receive answers from, the Issuer concerning the terms and conditions of the Series D Preferred Stock and other related matters. Purchaser has made available to Seller or its agents all documents and information relating to an investment in the Series D Preferred Stock requested by or on behalf of such Purchaser.

          (e) Seller and its Control Persons understand that the Series D Preferred Stock have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred except in compliance with the Securities Act and applicable state securities laws.

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          (f) Seller  understands that the Series D Preferred Stock shall bear a
restrictive  legend  limiting  the   transferrability   of  the  securities  and
underlying Common Stock on conversion.

          (g) Seller's principal place of business is in the State of Florida.

     SECTION 3.13 FULL DISCLOSURE. No representation or warranty of Seller in this Agreement, nor any statement or certificate furnished or to be furnished to Purchaser pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     SECTION 3.14 BULK SALES LAWS. The sale of the Acquired Assets is not subject to the bulk sales laws of the State of Florida.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT
             ------------------------------------------------------

     As an inducement to Seller to enter into this Agreement, Purchaser represents and warrants to Seller as follows:

     SECTION 4.1 ORGANIZATION; AUTHORITY, ETC. Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, (ii) has all the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (iii) has all necessary power and authority to enter into this Agreement and the Transaction Documents to which it is a party and to perform its obligations as contemplated hereunder and thereunder. All action necessary to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and all other Transaction Documents delivered and to be delivered by Purchaser in connection herewith has been duly and validly taken. This Agreement constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 4.2 NO CONFLICTS; NO VIOLATION. The execution, delivery and performance of this Agreement and the Transaction Documents by Purchaser and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate or result in any default under any provision of its Certificate of Incorporation or By-Laws, (ii) violate or result in any default under or give rise to any right of termination, revocation or modification of any indenture, license or other agreement to which Purchaser is a party, or (iii) violate or result in any default under any law, regulation, order, writ, judgment or decree applicable to Purchaser or by which the ability of Purchaser to consummate the transactions to be consummated hereunder would be adversely affected as a consequence of such violation or default (except in the case of clauses (ii) and
(iii), for such violations, defaults, terminations, revocations or modifications, as the case may be, which would not have a material adverse effect on Purchaser or materially delay the ability of Purchaser to consummate the transactions contemplated hereunder). The execution and delivery of this Agreement and the Transaction Documents by Purchaser does not, and the performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby by Purchaser will not, require any consent, approval, authorization or other action by, or filing with

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or notification to, any Governmental  Authority or other third party (except for such consents, approvals, authorizations, actions, filings or notifications, the absence of which, or the result of which, as the case may be, would not have a material adverse effect on Purchaser or materially delay the ability of Purchaser to consummate the transactions contemplated hereunder). Purchaser is not in violation of any term of its Certificate of Incorporation or By-Laws or the provisions of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation or writ or decree of any court, governmental agency or instrumentality to which it is subject, a violation of which would have a material adverse effect on its ability to perform its obligations under this Agreement or the Transaction Documents.

     SECTION 4.3 LITIGATION. There is no material Action pending to the knowledge of Purchaser, threatened in any jurisdiction which seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement.

     SECTION 4.4 SEC REPORTS. Since January 1, 1999, the Purchaser has filed all required SEC Reports when due (or within permitted extension periods) in accordance with the Exchange Act. As of their respective dates (or, in the case of any amended SEC Report, as of the date of the amendment), the SEC Reports complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be. As of their respective dates (or, in the case of any amended SEC Report, as of the date of the amendment), none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.5 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Agreement and the other Transaction Documents, neither Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of Purchaser.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS
                              ---------------------

     SECTION 5.1 CONDUCT OF BUSINESS OF SELLER PRIOR TO THE CLOSING. Seller and Rawlins covenant and agree that, from the date hereof to the Closing Date, Seller shall conduct its business in the ordinary course consistent with Seller's prior practices, and Seller shall use its reasonable efforts to (A) preserve intact its business organization, (B) continue in full force and effect without material modification, except as agreed to by Purchaser, all existing policies or binders of insurance currently maintained in respect of Seller, (C) preserve Seller's current relationships with its customers, suppliers and other Persons of Seller with which it has significant business relationships; (D) exercise, but only after notice to Purchaser, any rights of renewal pursuant to the terms of any Material Contract which by its terms would otherwise expire; and (E) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of Seller in this Agreement to be untrue or result in a breach of any covenant made by Seller herein.

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     SECTION 5.2 ACCESS TO INFORMATION.

          (a) From the date hereof until the Closing, upon reasonable notice, Seller and Rawlins shall cause Seller and Seller's officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of Seller as they relate to Seller and to those officers, directors, employees, agents, accountants and counsel of Seller who have knowledge relating to Seller or its business, and (ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of Purchaser such additional financial and operating data and other information regarding the assets, properties and goodwill of Seller (or legible copies thereof) as Purchaser may from time to time reasonably request.

          (b) In order to facilitate the resolution of any claims made by or against Purchaser, Seller or Rawlins with respect to Seller or the Acquired Assets after the Closing Date or for any other reasonable purpose, for a period of seven years following the Closing, each party shall (i) retain the books and records which relate to Seller or the Acquired Assets in their possession for the period of time set forth in the record retention policies of each party as of the date hereof or for such longer period as may be required by law or any applicable court order; provided, however, that the parties shall retain books and records relating to Taxes or Tax Returns until a date that is no earlier than six months after the expiration of the applicable statute of limitations with respect to such Taxes or Tax Returns and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of Purchaser, Seller or Rawlins, as the case may be, reasonable access (including the right to make photocopies), during normal business hours, to such books and records.

     SECTION 5.3 CONFIDENTIALITY. Rawlins and Seller hereto agree, and shall cause their respective agents, representatives, Affiliates, employees, officers and directors to, treat and hold as confidential (and not disclose or provide access to any Person) all non-public information of the other parties hereto, including without limitation, information relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the other parties hereto and their respective businesses and operations. In the event that Rawlins and Seller or any agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, such party shall provide the other with prompt written notice of such requirement so that such other party may seek a protective order or other remedy or waive compliance with this
Section 5.3. In the event that such protective order or other remedy is not obtained, or such other party waives compliance with this Section 5.3, the disclosing party shall furnish only that portion of such confidential information which is legally required to be provided and shall exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such information. Each party hereto agrees and acknowledges that remedies at law for any breach of its obligations under this Section 5.3 are inadequate and that in addition thereto the other parties hereto shall be
entitled  to  seek   equitable   relief,   including   injunction  and  specific
performance, in the event of any such breach. Notwithstanding any other provision of this Section 5.3, the obligations of Purchaser and its agents, representatives, Affiliates, employees, officers and directors under this
Section 5.3, with respect to information regarding Seller, shall terminate upon the Closing.

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     SECTION 5.4 NOTICES AND CONSENTS.  Seller shall  promptly give such notices to third parties and use its best efforts to obtain such third party consents and as Purchaser may, in its reasonable discretion, deem necessary or desirable in connection with the transactions contemplated by this Agreement.

     SECTION 5.5 NOTICE OF DEVELOPMENTS. Prior to the Closing, each party to this Agreement shall promptly notify the other parties to this Agreement in writing of any of the following matters which come to such party's attention:
(i) all events, circumstances, facts and occurrences, including the commencement or threat of any Action, which are reasonably likely to result in a breach of a representation or warranty or covenant of such party in this Agreement or which has the effect of making any representation or warranty of such party in this Agreement untrue or incorrect, and (ii) all other material developments affecting the Acquired Assets, Assumed Liabilities, business, operations, customer or supplier relations of Seller or any other event which is reasonably likely to prohibit or materially delay the consummation of the transactions contemplated hereby.

     SECTION 5.6 FURTHER ASSURANCES.

          (a) Seller from time to time after the Closing, at Purchaser's reasonable request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Acquired Assets, or to better enable Purchaser to complete, perform or discharge any of the Assumed Liabilities.

          (b) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     SECTION 5.7 NON-COMPETITION. Seller and Rawlins (other than as an employee or consultant of Purchaser) agree that neither they nor any of their Affiliates under their control will, for a period of three (3) years from the Closing Date (unless there is a Change of Control, in which case the foregoing period will be two (2) years from the Closing Date) directly or indirectly, engage or participate in any business that is the same as or similar to the business of Seller or use any name used by Seller or any trade name used by Seller (other than retained names, domain names or tradenames) as of the Closing Date. In the event that Rawlins (other than as an employee or consultant of Purchaser), Seller or any of their controlled Affiliates are asked to provide any of the services prohibited by the first sentence of this Section 5.7, they agree that they will, and will cause their controlled Affiliates to, make reasonable efforts to recommend the Purchaser as the provider of those services, but they will not provide any such services (other than as an employee or consultant of Purchaser). Seller and Rawlins acknowledge and agree that a legally sufficient portion of Purchase Price is attributable to the non-competition provisions of this Section 5.7, and Seller and Rawlins expressly waive any right to assert inadequacy of consideration as a defense to enforcement of the non-competition provision of this Section 5.7 should such enforcement ever become necessary. Seller and Rawlins acknowledge that a remedy at law for any breach or attempted breach of this Section 5.7 will be inadequate and further agrees that any breach of this Section 5.7 will result in irreparable harm to the business of Seller; and Seller and Rawlins covenant and agree not to

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

oppose any demand for specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. Whenever possible, each provision of this Section 5.7 shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Section
5.7 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this
Section 5.7. If any provision of this Section 5.7 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this
Section 5.7 but shall be  confined in its  operation  to the  provision  of this
Section 5.7 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 5.7 should ever be deemed to exceed the time or geographic limitations permitted by the applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

     SECTION 5.8 LEASE REIMBURSEMENT. Purchaser will reimburse Seller a monthly fee of $6,602.00 for the use of its facilities located at 636 Florida Central Parkway or the period from the Closing Date until the date Purchaser makes available for general use by its employees office facilities in the greater Orlando metropolitan area.

     SECTION 5.9 ADJUSTMENT TO PURCHASE PRICE. Any adjustment to the Shares of Series D Preferred Stock or indemnification payments made pursuant to this Agreement will be deemed to be an adjustment to the Purchase Price.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING
                              ---------------------

     SECTION 6.1 CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

          (a) Purchaser shall have delivered to Seller at the Closing the items specified in Section 2.6 hereof.

     SECTION 6.2 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) Seller shall have delivered to Purchaser at the Closing the items specified in Section 2.5 hereof;

          (b) Evidence of payment and discharge of the NationsBank Loan by Seller and release of the security interest of NationsBank, N.A. and Agilent Technologies in the Acquired Assets under UCC-1 Financing Statements filed in Florida Numbered 970000046879-9, 990000113371-1 and 200000014005-1;

          (c) The acceptance for filing by the Secretary of State of Florida of the Certificate of Designations of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock;

          (d) Each of Gregory Rawlins, Richard Dudney, Michael Rawlins and Michael Arian will have entered into written employment agreements with Purchaser, satisfactory to

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Purchaser in its sole discretion, and each of Dennis Butler, Jorge Medina, Trong
Nguyen, Ahmad Rabah, Diane Richie and Walt Trzaskus will have accepted employment on an at-will basis with ParkerVision, and each of the above will have terminated their employment with the Seller.

                                   ARTICLE VII
                                 INDEMNIFICATION
                                 ---------------

     SECTION 7.1 INDEMNIFICATION AND REIMBURSEMENT.

          (a) (i) Seller and Rawlins, jointly and severally, shall indemnify, defend and hold harmless Purchaser from and against, and shall reimburse Purchaser for, any Damages (as hereinafter defined) which may be sustained, suffered or incurred by Purchaser, whether as a result of third-party claims or otherwise, and which arise from or in connection with or are attributable to (i) the breach of any of representations, warranties or covenants of Seller contained in this Agreement, (ii) the ownership and operation of the Acquired Assets before the Closing Date, or (iii) any Excluded Liability. This indemnity shall survive the Closing for a period of four years after the Closing Date except that with respect to claims arising as a result of a breach or alleged breach of the representations and warranties in Sections 3.7 and 3.8, they shall survive without limitation as to time and that with respect to claims arising as a result of a breach or alleged breach of the representations and warranties in
Section 3.9 it shall survive until three months after the expiration of the statute of limitations with respect to each Tax at issue. Any claim for indemnity asserted within the relevant period shall survive until resolved.

               (ii) Notwithstanding the foregoing, the Seller shall not be liable under this Section 7.1(a) unless the aggregate amount of Damages with respect to all matters, other than the representations of Section 2.1(a)(i), 2.1(a)(v) and 3.8, (determined without regard to any materiality qualification contained in any representation, warranty or covenant giving rise to the claim for indemnity hereunder) exceeds $50,000, in which case Purchaser may claim all Damages subject to indemnification hereunder provided that the maximum amount of all damages claimed in the aggregate does not exceed the Class D Preferred Stock cash value.

          (b) Purchaser shall indemnify, defend and hold harmless Seller from and against, and shall reimburse Seller for, any Damages which may be sustained, suffered or incurred by Seller, whether as a result of third-party claims or otherwise, and which arise from or in connection with or are attributable to (i) the breach of any of the representations, warranties and covenants of Purchaser contained in this Agreement, or (ii) any Assumed Liability. This indemnity shall survive the Closing for a period of four years after the Closing Date. Any claim for indemnity asserted within the relevant period shall survive until resolved.

          (c) As used herein, the term "Damages" means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by an Indemnified Party in any action or proceeding between the indemnified party and the indemnifying party or between the Indemnified Party and a third party, which is determined to have been sustained, suffered or incurred by a party and to have arisen from or in connection with an event or state of facts which is subject to indemnification under this Agreement. The amount of Damages shall be the amount finally determined by a court of competent jurisdiction (after the exhausting of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement, if a third-party claim, or by the parties, if a direct claim of one party against another.

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

          (d) Any party seeking indemnification hereunder (an "Indemnified Party") shall, with reasonable promptness, notify in writing the party required to make such indemnification payment (the "Indemnifying Party") of such claim, identifying the basis for such claim and the amount or the estimated amount thereof to the extent then determinable, which estimate shall not be conclusive of the final amount of such claim (the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced by such failure. If such claim is a third party claim, the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party and shall pay the reasonable fees and expenses of such counsel with regard thereto, provided; however, that any Indemnified Party is hereby authorized, prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose reasonable fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnified Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties of any such proceeding (including any impleaded parties) included both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. A claim or demand may not be settled by any party without the prior written consent of the other party (which consent will not be unreasonably withheld) unless, as part of such settlement, the Indemnified Party shall receive a full and unconditional release reasonably satisfactory to it. Notwithstanding the foregoing, the Indemnifying Party may settle any third-party claim without the prior written consent of the Indemnified Party if such claim is exclusively for monetary damages.

                                  ARTICLE VIII
                             TERMINATION AND WAIVER
                             ----------------------

     SECTION 8.1 TERMINATION.

          (a) This Agreement may be terminated at any time prior to the Closing as follows:

               (ii) by mutual written consent of Seller and Rawlins on the one hand and Purchaser on the other hand;

               (ii) by Seller, (A) if Purchaser shall have failed to perform any of its covenants or agreements contained in this Agreement, which failure has not been cured within 10 Business Days after Seller has given notice to Purchaser of its intention to terminate or (B) if the conditions to the obligations of Seller to consummate the transactions contemplated by this Agreement shall not have occurred by twenty (20) days after the date of this Agreement.

               (iii) by Purchaser, (A) if Seller shall have failed to perform any of its covenants in this Agreement, which failure has not been cured within 10 Business Days after

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Purchaser has given notice to Seller of its intention to terminate or (B) if the conditions to the obligations of Purchaser to consummate the transactions contemplated by this Agreement shall not have occurred by twenty (20) days after the date of this Agreement.

          (b) In the event of termination by Seller or Purchaser, or both, pursuant hereto, written notice thereof shall forthwith be given to the other party and all further obligations of the parties under this Agreement shall terminate, no party shall have any right under this Agreement against any other party except as set forth in this Article VIII, and each party shall bear its own costs and expenses. In such event:

               (i) If this Agreement is terminated by Seller pursuant to Section
8.1(a)(ii)(A) or by Purchaser pursuant to Section 8.1(a)(iii)(A), the terminating party's right to pursue all legal and equitable remedies for breach of contract or otherwise, including, without limitation, Damages relating thereto, shall survive such termination unimpaired; and

               (ii) Nothing herein shall preclude any party, upon a breach hereof by another party, from pursuing all equitable remedies, including specific performance, it being acknowledged and agreed by the parties that the transactions contemplated hereby are of a special, unique and extraordinary character and that any breach will cause irreparable injury to the non-breaching party for which money damages will not provide a wholly adequate remedy.

                                   ARTICLE IX
                               GENERAL PROVISIONS
                               ------------------

     SECTION 9.1 MISCELLANEOUS.

          (a) Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of representatives, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          (b) All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or by nationally recognized overnight courier or by telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

          If to Seller or Rawlins:

               Signal Technologies, Inc.
               636 Florida Central Parkway
               Longwood, FL  32750
               Attention: Gregory Rawlins
               Telecopier: (407) 260-0004

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

          If to Purchaser:

               ParkerVision, Inc.
               8493 Baymeadows Way
               Jacksonville, FL 32256
               Attention: Jeffrey L. Parker
               Telecopier: (904) 636-6473

          with a copy to:

               Graubard Mollen & Miller
               600 Third Avenue
               New York, New York  10016
               Attention: David Alan Miller, Esq.
               Telecopier: (212) 818-8881

          (c) No party shall make any public announcements in respect of this Agreement or the transactions contemplated herein without the consent of the other, which consent shall not unreasonably withheld or delayed, except that a party may make any public announcement it deems necessary to comply with its legal obligations (including disclosure by means of filings with the Securities and Exchange Commission and other Governmental Authorities), and will use reasonable efforts to provide a copy of such public announcement to Seller prior to the public dissemination thereof.

          (d) Purchaser may assign its rights under this Agreement, or any portion thereof, to any wholly-owned direct subsidiary (including a non-corporate subsidiary), provided that such assignee shall assume in writing the rights and obligations so assigned and such assignment shall not relieve Purchaser of its obligations hereunder to the extent not fulfilled by such assignee. Seller shall not assign any of its rights under this Agreement without the prior written consent of Purchaser.

          (e) This Agreement may not be amended or modified except by an instrument in writing signed by Seller and Purchaser, which instrument shall thereupon be binding upon all the parties.

          (f) Any party may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

          (g) If any provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by a court or regulatory agency of competent jurisdiction, the other provisions of this Agreement shall not be affected and shall remain in full force and effect and the parties shall negotiate in good faith revisions to this Agreement so as to effect the original intent of the parties pursuant to the provision so affected.

          (h) This Agreement, together with the Schedules and Exhibits hereto constitute the entire agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof and thereof and,

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

except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

          (i) This Agreement shall inure to the benefit of and be binding upon the successors, distributees and assigns of the parties.

          (j) This Agreement shall be governed by, and construed in accordance with, the law of the State of Florida, without regard to principles of conflicts of law. EACH PARTY HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY FLORIDA STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE STATE OF FLORIDA, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY REGISTERED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 10.1(b). EACH PARTY FURTHER WAIVES ANY OBJECTION TO VENUE IN FLORIDA AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE AND COUNTY ON THE BASIS OF FORUM NON CONVENIENS. EACH PARTY ALSO WAIVES ANY RIGHT TO TRIAL BY JURY.

          (k) This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

          (l) No provision of this Agreement or any other instrument or other document delivered in connection with the transactions contemplated hereby will be interpreted in favor of, or against, any of the parties by reason of the extent to which such party or its counsel participated in the drafting hereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

          IN WITNESS WHEREOF, each of Seller and Purchaser has caused this Agreement to be executed by its respective officers thereunto duly authorized, in each case, as of the date first written above.

                                        SIGNAL TECHNOLOGIES, INC.

                                        By:  /s/ Gregory Rawlins
                                             ----------------------
                                             Name: Gregory Rawlins
                                             Title: President

                                             /s/ Susan Rawlins
                                             ----------------------
                                             SUSAN RAWLINS

                                        PARKERVISION, INC.

                                        By:  /s/ Jeffrey L. Parker
                                             ----------------------
                                             Name: Jeffrey L. Parker
                                             Title: Chairman of the Board

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